SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: September 14, 1999

                         Complete Wellness Centers, Inc.
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             (Exact Name of Registrant as specified in its Charter)


      Delaware                         0-22115                   52-1910135
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
or corporation)                                              Identification No.)


         1964 Howell Branch Road, Suite 202    Winter Park, FL  32792
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       (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (407) 673-3073
                                                            --------------



                             666 Eleventh Street NW
                              Washington, DC 20001
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         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

               Effective September 1, 1999 the Corporate office will be located in Winter Park, Florida. The new address is 1964 Howell Branch Road, Suite 202, Winter Park, FL 32792.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

               On June 30, 1999 Complete Wellness Centers, Inc. filed its quarterly 10-QSB. Complete Wellness Weight Management, Inc. ("CWWM") which has been a wholly owned subsidiary of the Company since CWWM's incorporation, has been included in the Company's consolidated financial statements. On July 6, 1999, CWWM filed for bankruptcy under Chapter 7. According to Statement of Financial Accounting Standards No. 94, (SFAS 94), Consolidation Of All Majority-Owned Subsidiaries, paragraph 13, "a majority-owned subsidiary shall not be consolidated if control is likely to be temporary or does not rest with the majority owner (as, for instance, if the subsidiary is in legal reorganization or in bankruptcy...". The Company's control of CWWM ceased upon the filing of bankruptcy and according to SFAS 94, CWWM should not be consolidated after that date.

Upon changing from consolidation to the equity or cost methods, the Company's investment in CWWM will be adjusted to reflect only those liabilities of CWWM that are guaranteed by the Company, or that may be anticipated to be paid by the Company on behalf of CWWM. The remaining net liability which approximates $3,838,000 will be adjusted through additional paid in capital of the Company. There will be no effect on the Company's statement of operations as a result of the above.

The attached June and July 1999 Condensed Consolidated Balance Sheet compares the unaudited June 1999 financial information as presented in the June 30, 1999 10-QSB with unaudited July 1999 financial information, which reflects the reversal of CWWM reserves after filing Chapter 7 bankruptcy.

                COMPLETE WELLNESS CENTERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                         JUNE 30,                JULY 31,
                                                                           1999                    1999
                                                                        (UNAUDITED)             (UNAUDITED)

                              ASSETS

Current Assets:
     Cash and cash equivalents                                            $547,137                $370,989
     Patient receivables, net of allowance for doubtful
          Accounts of  $7,001,921                                        6,928,245               6,559,119
     Inventory                                                              46,228                  46,228
     Prepaid expenses                                                        5,171                     377
     Other assets                                                           42,716                  41,964
                                                                       -----------             -----------
Total current assets                                                     7,569,497               7,018,677
Furniture and equipment, net                                               309,399                 296,352
Deposits                                                                    29,683                  29,683
                                                                       -----------             -----------
Total assets                                                            $7,908,579              $7,344,712
                                                                       ===========             ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Current portion of notes payable                                     $569,000                $569,000
     Accounts payable and accrued expenses                               6,122,161               2,460,222
     Accrued management fees                                             3,951,559               3,169,171
Total current liabilities                                               10,642,720               6,198,393
                                                                       -----------             -----------
Note payable, net                                                          350,000                 350,000
Stockholders' equity:
     Common Stock, $.0001665 par value per share,
          50,000,000 shares authorized, 3,536,755 shares
          issued and outstanding                                               588                     588
     Redeemable Preferred Stock, $.01 par value per share,
          8% Cumulative, 115,239 shares currently issued and
          Outstanding                                                    5,294,278               5,294,278
     Additional capital                                                  7,245,614              11,098,092
     Accumulated deficit                                               (15,624,661)            (15,596,639)
                                                                       -----------             -----------
Total stockholders' equity                                              (3,084,181)                796,319
                                                                       -----------             -----------
Total liabilities and stockholders' equity                              $7,908,579              $7,344,712
                                                                       ===========             ===========


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: September 14, 1999.

                                               Complete Wellness Centers, Inc.

                                               By: /s/ Joseph Raymond, Jr.
                                                   -------------------------
                                                        Joseph Raymond, Jr.
                                                        Chairman & CEO